UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2006, Maxygen, Inc. (the “Company”) entered into an amended and restated license agreement with the Regents of the University of Minnesota (“UM”), pursuant to which UM has granted the Company a license to an expanded set of UM patent rights relating to factor VII variants for a defined field of use. The amended and restated license agreement, which is effective as of April 1, 2006, covers certain factor VII variants that may be utilized in connection with the Company’s co-development and commercialization agreement with Hoffman-LaRoche Inc. and F. Hoffman-La Roche Ltd. with regard to the development and commercialization of the Company’s MAXY-VII product candidates for the treatment of acute bleeding disorders. Under the agreement, the Company has agreed to pay UM license fees, patent-related expenses, event-based payments based on progress in product development, and royalties on any resulting products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: July 12, 2006	By:	/s/ Michael S. Rabson
Michael S. Rabson
Senior Vice President